Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199692; 333-201880; and 333-218231) and any related prospectus and the Annual Report (Form 10-K) for the year ended December 31, 2017 of Investar Holding Corporation of our report dated March 9, 2017 relating to our audit of the consolidated financial statements of Investar Holding Corporation for the years ended December 31, 2016 and 2015.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana
March 16, 2018